Exhibit 99.1

COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

Coeptis Pharmaceuticals, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Coeptis Pharmaceuticals, Inc. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the two years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception and has insufficient working capital to fund future operations both of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of previously issued financial statements.

As discussed in Note 1, the 2019 consolidated financial statements have been restated to correct misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, LLP

Dallas, Texas

February 12, 2021, except for the Restatement described in Note 1 and the effects thereof, as to which the date is May 6, 2021.

We have served as the Company’s auditor since 2019.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

December 31, 2019 and 2018

	2019 (restated)	2018
ASSETS

CURRENT ASSETS
Cash	$440,088	$1,204,685
Accounts receivable, net of $0 allowance for doubtful accounts	6,879	–
Inventories	–	10,460
TOTAL CURRENT ASSETS	446,967	1,215,145

PROPERTY AND EQUIPMENT
Furniture and fixtures	25,237	25,202
	25,237	25,202
Less: accumulated depreciation	7,805	5,288
	17,432	19,914
OTHER ASSETS
License right	1,000,000	–
Right of use asset, net of accumulated amortization of $32,467	91,597	–
Other assets	2,000	2,000
TOTAL OTHER ASSETS	1,093,597	2,000
TOTAL ASSETS	$1,557,996	$1,237,059

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$148,373	$1,898,084
Note payable	200,000	–
Right of use liability, current portion	35,512	–
Advances from related parties	–	955,500
Deferred revenue	500,000	–
TOTAL CURRENT LIABILITIES	883,885	2,853,584

LONG TERM LIABILITIES
Right of use liability, non-current portion	52,585	–

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $ .0001 par value, 500,000,000 shares authorized, 16,196,000 and 15,016,333 shares issued and outstanding, respectively	1,620	1,502
Additional paid-in capital	5,464,465	1,220,581
Common stock subscribed	100,000	–
Accumulated deficit	(4,944,559)	(2,838,608)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	621,526	(1,616,525)
TOTAL LIABILITIES	$1,557,996	$1,237,059

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2019 and 2018

	2019 (restated)	2018
SALES	$24,092	$424,746
Research and development	1,378,271	2,519,480
General and administrative expenses	3,053,288	730,924
Selling and marketing	–	10,201
Interest expense	9,533	–
	4,441,092	3,260,605

LOSS FROM OPERATIONS	(4,417,000)	(2,835,859)

OTHER INCOME (EXPENSE)
Gain on sale of research and development	2,311,049	–
TOTAL OTHER INCOME (EXPENSE)	2,311,049	–

LOSS BEFORE INCOME TAXES	(2,105,951)	(2,835,859)

INCOME TAXES (BENEFIT)	–	–
NET LOSS	$(2,105,951)	$(2,835,859)

LOSS PER SHARE
Loss per share, basic and fully diluted	$(0.14)	$(0.19)

Weighted average number of common shares outstanding	15,261,075	15,016,333

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

Years Ended December 31, 2019 and 2018

	COMMON STOCK		ADDITIONAL PAID-IN	COMMON STOCK	ACCUMULATED	MEMBERS'
	SHARES	$$$	CAPITAL	SUBSCRIBED	DEFICIT	EQUITY	TOTAL
BALANCE AT DECEMBER 31, 2017	–	$–	$–	$–	$–	$628,221	$628,221
Issuance of common stock in recapitalization	15,016,333	1,502	631,088	–	–	(630,970)	1,620
Net income (loss)	–	–	–	–	(2,838,608)	2,749	(2,835,859)
Property distribution of investment shares	–	–	(300,002)	–	–	–	(300,002)
Capital contribution	–	–	889,495	–	–	–	889,495

BALANCE AT DECEMBER 31, 2018	15,016,333	1,502	1,220,581	–	(2,838,608)	–	(1,616,525)
Shares issued for cash	531,667	53	1,189,949	–	–	–	1,190,002
Shares issued for services	648,000	65	2,098,435	–	–	–	2,098,500
Common stock subscribed	–	–	–	100,000	–	–	100,000
Related party advances forgiven as contributed capital	–	–	955,500	–	–	–	955,500
Net income (loss)	–	–	–	–	(2,105,951)	–	(2,105,951)
BALANCE AT DECEMBER 31, 2019 (restated)	16,196,000	$1,620	$5,464,465	$100,000	$(4,944,559)	$–	$621,526

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2019 and 2018

	2019 (restated)	2018
OPERATING ACTIVITIES
Net income (loss)	$(2,105,951)	$(2,835,859)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	34,984	3,594
Gain on sale of research and development	(2,311,049)	–
Shares received for consulting services rendered	–	(300,002)
Shares issued for services	2,098,500	–
(Increase) decrease in:
Accounts receivable	(6,879)	–
Inventories	10,460	(10,460)
Right of use liability	(35,967)	–
Increase (decrease) in:
Accounts payable	(1,749,711)	1,884,138
Deferred revenue	500,000	–
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(3,565,613)	(1,258,589)

INVESTING ACTIVITIES
Proceeds from research and development sale	2,311,049	–
Purchase of license right and other asset	(1,000,000)	(2,000)
Advances from related parties	–	955,500
Purchase of property and equipment	(35)	(4,189)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	1,311,014	949,311

FINANCING ACTIVITIES
Proceeds from note payable	200,000	–
Issuance of common stock in recapitalization	–	1,620
Shares issued for cash	1,190,002	889,495
Cash received for stock subscriptions	100,000	–
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,490,002	891,115
NET INCREASE (DECREASE) IN CASH	(764,597)	581,837
CASH AT BEGINNING OF YEAR	1,204,685	622,848
CASH AT END OF YEAR	$440,088	$1,204,685

SUPPLEMENTAL DISCLOSURES
Interest paid	$–	$–
Taxes paid (refunded)	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES
Related party advances forgiven as contributed capital	$955,500	$–

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business – Coeptis Pharmaceuticals, LLC (LLC) was formed in July 12, 2017 as a Pennsylvania multi-member limited liability company. On December 1, 2018, the members of LLC contributed their interest to a newly formed corporation, Coeptis Pharmaceuticals, Inc. As of December 1, 2018, the LLC became a disregarded single-member limited liability company which is wholly owned by the newly formed corporation.

Coeptis Pharmaceuticals, Inc. and Subsidiary (Company) located in Wexford, PA, engages primarily in the acquisition, development, and commercialization of pharmaceutical products.

Principles of Consolidation – The consolidated financial statements include the accounts of Coeptis Pharmaceuticals, Inc. and its wholly-owned subsidiary, Coeptis Pharmaceuticals, LLC. All material intercompany accounts, balances and transactions have been eliminated.

Restatement of Previously Issued Financial Statements - The Company has restated the accompanying consolidated financial statements as of and for the year ended December 31, 2019, along with certain notes to such financial statements. The adjustmens recorded corrections of errors identified by management related to revenue recognition.

The nature and impact of these adjustments on the Company's previously issued financial statements is summarized as follows along with the effects by impacted line items. Impacted amounts and associated disclosures are restated witihin the accompanying footnotes to these financial statements.

•	Revenue recognition - revenues were decreased by $700,000 with $500,00 reclassified as deferred income and $200,000 reclassified as additional paid-in capital.
•	Capital contributed - certain amounts were reclassified within the statement of stockholders' equity (deficit) with the change in contributed capital being the $200,000 increase above.
•	Deferred revenue - a new section after the Revenue Recognition section of Note 2 was added to disclose the deferred revenue resulting from the reclassification above.
•	Due to the increase in net loss, the deferred tax asset disclosed in Note 11 was increased by approximately $651,000, although, as originally reported, the deferred tax asset was fully offset by a valuation allowance resulting in no change to the provision for federal/state income taxes or the net deferred tax asset.
•	Clarifying language was added to Note 9 although the accounting for the transaction disclosed did not change.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

The following table represents a summary of the as previously reported balances, adjustments and restated balances to the Company's consolidated 2019 balance sheet and statement of operations.

	Previously Reported	Adjustments	As Restated
Balance sheet
Deferred revenue	-	500,000	500,000
Additional paid-in-capital	5,364,465	100,000	5,464,465
Common stock subscribed	-	100,000	100,000

Statement of operations
Revenues	724,092	(700,000)	24,092
Loss from operations	(3,717,000)	(700,000)	(4,417,000)
Net loss	(1,405,951)	(700,000)	(2,105,951)
Net loss per share	(0.09)	(0.05)	(0.14)
Statement of cash flows
Operating activities
Net loss	(1,405,951)	(700,000)	(2,105,951)
Shares issued for services	2,626,080	(527,580)	2,098,500
Increase (decrease) in deferred revenue	-	500,000	500,000
Net cash used in operating activities	(2,838,033)	(727,580)	(3,565,613)

Financing activities
Cash received for stock subscription	-	100,000	100,000
Distributions of capital	(627,580)	627,580	-
Net cash provided by financing activities	762,422	727,580	1,490,002

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. At times, balances of cash and cash equivalents at financial banking institutions exceeded the federally insured limit of $ 250,000. The Company regularly monitors the financial condition of the institutions in which it has depository accounts and believes the risk of loss is minimal.

Inventory – Inventories consist of raw materials used in the development of pharmaceutical drug products and are accounted for using the specific cost method.

Property and Equipment – Fixed assets are stated at cost and depreciation is computed using the accelerated and straight-line method for financial statement purposes. Intangibles are being amortized using the straight-line method. For the years ended December 31, 2019 and 2018, depreciation expense totaled $2,517 and $3,594, respectively.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

Research and Development – Research and development costs are expensed when incurred. During the years ended December 31, 2019 and 2018, research and development expenses totaled $1,378,271 and $2,519,480, respectively.

Impairment - The Company’s property and equipment are reviewed for possible impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. For the years ended December 31, 2019 and 2018, the Company has not identified any such impairment losses.

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

The Income Taxes Topic of FASB ASC clarifies the accounting and reporting for uncertainties in income tax law within subtopic FASB ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions on December 31, 2019.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of New Accounting Pronouncements – In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2019, the first day of the Company’s fiscal year, using the modified retrospective method.

As part of the adoption of the ASU, the Company elected to use the following transition practical expedients: (i) to reflect the aggregate of all contract modifications that occurred prior to the date of the initial application when identifying satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price; and (ii) to apply the standard only to contracts that are not completed at the initial date of application. Because contract modifications are minimal, there is not a significant impact as a result of electing these practical expedients.

The majority of the Company’s revenue is recognized at a point in time based on the transfer of control. Revenue recognized over time primarily consists of performance obligations that are satisfied within one year or less. In addition, the majority of the Company’s contracts do not contain variable considering and contract modifications are generally minimal. For these reasons, there is not a significant impact as a result of electing these transition practical expedients.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

The adoption of this ASU did not have a significant impact on the Company’s financial statements. The majority of the Company’s revenue arrangement generally consist of a single performance obligation to transfer promised goods or services. Based on the Company’s evaluation process and review of its contracts with customers, the timing and amount of revenue recognized previously is consistent with how revenue is recognized under the new standard. No changes were required to previously reported revenues as a result of the adoption.

During the years ended December 31, 2019 and 2018, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Revenue Recognition – The Company derives its revenue primarily from consulting services. Revenues are recognized when services are provided to its customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense. The amount received for consulting services for the years ended December 31, 2019 and 2018 was $24,092 and $424,746.

In 2018, in consideration for consulting services, the Company received 150,001 shares of Vycellix, Inc. Revenue related to the issuance of Vycellix, Inc. shares was recognized as income at the fair value issuance price of $2 per share. Revenue recognized related to this transaction was $302,002 and is included in revenues in the accompanying consolidated statement of operations.

Deferred Revenue - During 2019, the Company received a $500,000 payment in connection with a distribution agreement to be used to offset future royalty payments to the Company for the sale of the Consensi product. The amount is reflected in the accompanying financial statements as deferred revenue.

Earnings Per Share – Basic earnings per share (or loss share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects potential dilution of securities by including other potentially issuable shares of common stock, including shares issuable upon conversion of convertible securities or exercise of outstanding stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore, because including shares issuable upon conversion of convertible securities and/or exercise of outstanding options and warrants would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements. The Company does not have other potentially issuable shares of stock.

Going Concern – The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of American (GAAP), which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As of December 31, 2019, the Company had accumulated deficit of $4,944,559 and for the years ended December 31, 2019 and 2018, the Company incurred net losses of $2,105,951 and $2,835,859, respectively. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include the sustained and aggressive developing and marketing pharmaceutical products both domestically and abroad and raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that aggressive marketing combined with additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

Fair Value of Financial Instruments - The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and includes this additional information in the notes to the financial statements when the fair value is different than the carrying value of those financial instruments. The methods and assumptions applied in determining the fair value of each class of financial assets and financial liabilities of the Company are disclosed in the respective accounting policies. The estimated fair value of cash, accounts receivable and accounts and note payable approximate their carrying amounts due to the short-term nature of these instruments.

NOTE 3 – LICENSE RIGHT

During the year ended December 31, 2019, the Company entered into an agreement with a foreign entity to market, distribute, and sell the Consensi product (Product) on an exclusive basis within the territory. Upon execution of the Agreement the Company paid $1,000,000 to the foreign entity. Milestone payments are due as follows; $1,500,000 is due upon completion of the CMC Plan as reimbursements of costs incurred by the foreign entity, $1,000,000 will be due upon first commercial sale of the Product. Milestones were not met during the period ending December 31, 2019. The license right will be amortized using a units of production method.

NOTE 4 – NOTE PAYABLE

The Company entered into a note payable agreement with an unrelated company with a conversion option. The principal amount of $200,000, which is unsecured, together with interest at 9% was due June 15, 2020. In lieu of cash repayment, the outstanding principal amount of the note, plus all accrued unpaid interest may be converted at the option of the party, in whole or in part, into shares of Common Stock. As of December 31, 2019, and through this date, the note remains unpaid and there has been no conversion.

NOTE 5 – CAPITAL STRUCTURE

In 2018 and 2019, the Company raised capital by issuance of common stock above the stated par value. The contributed capital recognized as additional paid in capital during the years ended December 31, 2018 and 2019 was $889,495 and $3,388,502, respectively.

In 2018, the Company distributed the 150,001 shares of Vycellix, Inc. (Note 2) to the remaining original members of Coeptis Pharmaceuticals, LLC. The value of the distributed property was $300,002.

NOTE 6 – ASSET PURCHASE AGREEMENT

On June 18, 2019, the Company entered into an Asset Purchase Agreement with ANI Pharmaceuticals, Inc. (ANI) for the sale of Intellectual Property and materials related to the research and development related to potential ANDA candidates. The Company recognized income of approximately $2,300,000 related to the Asset Purchase Agreement.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

In addition to the original purchase price, the Company is due an additional $2,000,000 with respect to the Product that is Vigabatrin 500mg tablets (tablets) as follows; (A) $250,000 within 30 days following the completion of all bioequivalence studies related to tablets, (B) $250,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $1,000,000 in a calendar year, (C) $500,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $5,000,000 in a calendar year, (D) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of tablets reaches $10,000,000 in a calendar year. As of December 31, 2019, and through this date, none of these milestones have occurred.

Also, the Company is due an additional $1,750,000 with respect to the Product that is Vigabatrin 500mg powder for Oral Solution (powder) as follows; (A) $250,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $1,000,000 in a calendar year, (B) $500,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $5,000,000 in a calendar year, (C) $1,000,000 within 45 days of the first date on which annual gross profit from the sale of powder reaches $10,000,000 in a calendar year. As of December 31, 2019, and through this date, none of these milestones have occurred.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases - The Company leases office space under an operating lease commencing December 1, 2017 through November 30, 2019 and a first lease extensions commending December 1, 2019 through May 31, 2020. The second lease extension extends the lease for twenty-four months, beginning on June 1, 2020 and ending on May 31, 2022. The monthly rent is $3,750. On January 1, 2019, the Company adopted ASC Topic 842, Leases, requiring this lease to be recorded as an asset and corresponding liability on its consolidated balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the year ended December 31, 2019, rental expense totaled $45,500.

Future minimum rental payments required under the lease are as follows:

2020	$45,000
2021	45,000
2022	18,750

Legal Matters – The company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the company’s financial statements.

NOTE 8 - 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the years ended December 31, 2019 and 2018, no employer contributions were made.

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COEPTIS PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 9 – REVENUE PARTICIPATION AGREEMENT

During 2019, the Company entered into a revenue participation agreement with two companies, owned by two of the major stockholders of the company, as repayment for a $955,500 investment made during 2018 which was provided to support the Company’s development and commercialization efforts. Due to the related party nature of the loans and agreement, the transaction was accounted for as a capital transaction. The agreement provides for a 5% of net revenues of the product Consensi in perpetuity. The loans were non-interest bearing, unsecured and due upon demand, as funds became available.

NOTE 10 - CONCENTRATIONS

Major Customers – During the year ended December 31, 2019, 100% of revenue was earned from one customer. During the year ended December 31, 2018, 99%, were earned from two customers. At the years ended December 31, 2019 and 2018, there was no accounts receivable related to major customers.

NOTE 11 – INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forward. Deferred tax assts and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal and state income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

During the years ended December 31, 2019 and 2018, a reconciliation of income tax expense at the statutory rate of 31% to income tax expense at the Company’s effective tax rate is as follows:

	2019	2018
Income tax benefit at statutory rate	$651,000	$18,600
Change in valuation allowance	(651,000)	(18,600)

Provision for federal/state income taxes	$–	$–

At December 31, 2019, the Company has approximately $2,300,000 of unused net operating loss carry forwards. Unused net operating loss carry forwards may provide future benefits, although there can be no assurance that these net operating losses will be realized in the future. The tax benefits of these loss carry forwards have been fully offset by a valuation allowance. These losses may be used to offset future taxable income and will carry forward indefinitely.

NOTE 12 – SUBSEQUENT EVENT

In preparing the financial statements, the Company has reviewed, as determined necessary by the Company’s management, events that have occurred after December 31, 2019, up until the date the financial statements were available to be issued, which occurred on February 12, 2021 and as restated on May 6, 2021.

In early 2020, an outbreak of a novel strain of the Coronavirus 2019 Disease (COVID-19) was identified and infections have been found in a number of countries around the world, including the United States. COVID-19 and its impact on trade including customer demand, travel, employee productivity, supply chain, and other economic activities had had, and may continue to have, a potentially significant effect on financial markets and business activity. The extent of the impact of COVID-19 on the Company’s operational and financial performance is currently uncertain and cannot be predicted.

On December 31, 2020, the Company entered into an Agreement and Plan of Merger with Vinings Holdings, Inc. (Vinings). On February 12, 2021, Vinings merged with and into the Company by exchanging common stock shares on a one-for-one basis for common stock shares of the Company. The merger was accounted for as a reverse merger with the Company as the accounting survivor and Vinings as the legal survivor.

Subsequent to year-end and through this date, the Company issued 3,530,500 common stock shares in exchange for cash totaling $2,475,500.

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